PRIVATE PASSENGER AUTOMOBILE

QUOTA SHARE REINSURANCE CONTRACT

issued to

HOMEOWNERS OF AMERICA INSURANCE COMPANY

Irving, Texas

including any and/or all companies that are or may hereafter become affiliated therewith

PRIVATE PASSENGER AUTOMOBILE

QUOTA SHARE REINSURANCE CONTRACT

TABLE OF CONTENTS

Article		Page

	Preamble	4
1	Business Covered	4
2	Retention and Limit	5
3	Loss Corridor	6
4	Term and Termination	6
5	Special Termination	7
6	Territory	8
7	Exclusions	8
8	Premium	9
9	Other Reinsurance	10
10	Ceding Commission	10
11	Contingent Commission	10
12	Reports and Remittances	11
13	Definitions	12
14	Run-Off Reinsurer	13
15	Extra Contractual Obligations/Excess of Policy Limits	15
16	Net Retained Liability	16
17	Original Conditions	16
18	No Third Party Rights	16
19	Loss Settlements	17
20	Late Payments	17
21	Salvage and Subrogation	19
22	Currency	19
23	Unauthorized Reinsurance	19
24	Assessments, Assignments, Fines and Penalties	22
25	Taxes	22
26	Access to Records	23
27	Confidentiality	23
28	Indemnification and Errors and Omissions	24
29	Insolvency	24
30	Arbitration	26
31	Service of Suit	27
32	Agency	28
33	Governing Law	28
34	Entire Agreement	28
35	Intermediary	28
36	Mode of Execution	29

PRIVATE PASSENGER AUTOMOBILE

QUOTA SHARE REINSURANCE CONTRACT

PRIVATE PASSENGER AUTOMOBILE QUOTA SHARE

REINSURANCE CONTRACT

(the “Contract”)

issued to

HOMEOWNERS OF AMERICA INSURANCE COMPANY

Irving, Texas

including any and/or all companies that are or may hereafter become affiliated therewith

(collectively, the “Company”)

by

THE SUBSCRIBING REINSURER(S) IDENTIFIED

IN THE INTERESTS AND LIABILITIES AGREEMENT(S)

ATTACHED TO AND FORMING PART OF THIS CONTRACT

(the “Reinsurer”)

PREAMBLE

Wherever the term “Company” is used in this Contract, such term shall be held to include any and/or all of the subsidiary insurance companies which are or may hereafter come under the management of the Company, provided that notice be given to the Reinsurer of any such subsidiary companies which may hereafter come under the management of the Company within 60 days of attaching hereunder, with full particulars as to how such inclusion is likely to affect this Contract. In the event that either party maintains that such inclusion calls for alterations in existing terms and agreement on these terms cannot be reached, the business of such included companies is covered for a period of 90 days after notice to the other party that the dissenting party does not with to cover the business included.

ARTICLE 1

BUSINESS COVERED

A.	This Contract is to indemnify the Company in respect of the liability that may accrue to the Company as a result of loss or losses under Policies classified by the Company as Private Passenger Automobile Liability and Physical Damage business, emanating from the State of Texas, written or renewed during the term of this Contract by or on behalf of the Company, subject to the terms and conditions herein contained.

B.	Business reinsured under this Contract is deemed to include coverages extended for non¬resident drivers under the Motor Vehicle Financial Responsibility Law or the Motor Vehicle Compulsory Insurance Law, or any similar law of any state or province, following the provisions of the Company’s Policies when they include or are deemed to include so called “out of state insurance” provisions.

ARTICLE 2

RETENTION AND LIMIT

A.	The Company shall cede, and the Reinsurer shall accept as reinsurance, a 50% share of all business reinsured hereunder. The Reinsurer shall pay to the Company the Reinsurer’s quota share of loss under the Policies and any assessments covered under this Contract.

B.	In addition to the liability set forth in paragraph A above, the Reinsurer shall also pay to the Company the following:

1.	the Reinsurer’s quota share of Extra Contractual Obligations and Loss in Excess of Policy Limits covered hereunder; however, the Reinsurer’s liability under this Contract as respects Extra Contractual Obligations and Loss in Excess of Policy Limits combined shall not exceed $250,000 (being 50% of $500,000) any one Occurrence, and further subject to an amount not to exceed $500,000 (being 50% of $1,000,000) as respects all Extra Contractual Obligations and Loss in Excess of Policy Limits subject to this Contract;

2.	the Reinsurer’s quota share of Legal Defense Costs, which shall not exceed 2% of ceded Gross Net Earned Premium Income;

3.	an amount representing ceded loss adjustment expense (excluding Legal Defense Costs) equal to 8% of ceded Gross Net Earned Premium Income.

C.	The maximum Policy limits offered on subject business are as follows, or so deemed:

1.	Bodily Injury Liability: $100,000 each person, $300,000 each occurrence;

2.	Property Damage Liability: $100,000 each occurrence;

3.	Automobile Physical Damage: $60,000 each occurrence.

The amounts shown above shall be extended to follow the liability of the Company in the event of the stacking of policy limits, or if the Company is required by statute, regulation or by an order of an insurance department to increase the minimum required coverage limits.

D.	The Reinsurer’s liability hereunder, as respects any one Occurrence, shall not exceed $875,000 (being 50% of $1,750,000). This Occurrence limit is inclusive of all loss, Extra Contractual Obligations, Loss in Excess of Policy Limits, loss adjustment expenses, Legal Defense Costs and any assessments with respect to each Occurrence.

E.	In the event the Company is required to offer higher limits to individual risks under private passenger assigned risk pools, plans, and other residual market mechanisms, such higher limits shall be deemed to be statutory in compliance with the terms of this Contract and the Reinsurer’s liability shall also include its proportion of those limits greater than the financial responsibility limits in effect.

ARTICLE 3

LOSS CORRIDOR

A.	Notwithstanding the provisions of the Retention and Limit Article, the Company shall retain the amount by which Losses Incurred exceed 90% of ceded Gross Net Earned Premium Income, subject to a maximum additional retention equal to 15% of ceded Gross Net Earned Premium Income.

B.	Said additional retention shall be called the “Loss Corridor,” and shall be calculated and paid (based on paid losses, Legal Defense Costs, loss adjustment expenses, Extra Contractual Obligations, Loss in Excess of Policy Limits, and assessments) concurrently with contingent commission calculations.

ARTICLE 4

TERM AND TERMINATION

A.	This Contract shall take effect on June 1, 2011, and shall remain in force until May 31, 2012, in respect of Policies written or renewed during the term of this Contract.

B.	However, this Contract may be terminated on November 30, 2011, or February 29, 2012, by either party giving the other party 45 days’ prior written notice.

C.	At the expiration or termination of this Contract, the Reinsurer shall remain liable for all Policies covered by this Contract that are in force at expiration or termination, until the termination, expiration or renewal of such Policies, whichever occurs first but not to extend beyond 12 months after expiration or termination of this Contract.

However, this Contract shall remain in force and effect, and the Reinsurer shall remain liable with respect to any Policy the Company is required to issue, renew, or keep in force by any state regulatory authority having jurisdiction over subject business until the first time the Company can lawfully cancel or non-renew such Policies. The maximum Policy period for subject Policies shall be deemed to be 12 months plus odd time, not to exceed 18 months in all.

D.	Notwithstanding the provisions of paragraph C above, the Company shall have the option to require a return of the ceded unearned premium, net of ceding commission, on business in force at expiration or termination, provided the Company so notifies the Reinsurer prior to or as promptly as possible after the date of expiration or termination. In such event, the Reinsurer shall be released from liability for losses occurring after expiration or termination.

ARTICLE 5

SPECIAL TERMINATION

A.	The Company may terminate a Subscribing Reinsurer’s percentage share in this Contract at any time by giving written notice to the Subscribing Reinsurer in the event of any of the following circumstances:

1.	The Subscribing Reinsurer ceases underwriting operations.

2.	A state insurance department or other legal authority orders the Subscribing Reinsurer to cease writing business, or the Subscribing Reinsurer is placed under regulatory supervision.

3.	The Subscribing Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations.

4.	The Subscribing Reinsurer’s policyholders’ surplus (or the equivalent under the Subscribing Reinsurer’s accounting system) as reported in such financial statements of the Subscribing Reinsurer as designated by the Company, has been reduced by 30% of the amount thereof at any date during the term of this Contract.

5.	The Subscribing Reinsurer has merged with or has become acquired or controlled by any company, corporation, or individual(s) not controlling the Subscribing Reinsurer’s operations at the inception of this Contract.

6.	The Subscribing Reinsurer has retroceded its entire liability under this Contract without the Company’s prior written consent.

7.	The Subscribing Reinsurer has been assigned an A.M. Best’s rating of less than “A-” and/or an S&P rating of less than “BBB+.” However, as respects Underwriting Members of Lloyd’s, London, a Lloyd’s Market Rating of less than “A-” by A. M. Best and/or less than “BBB+” by S&P shall apply.

B.	Termination shall be effected on a run-off or cut-off basis as set forth in the Term and Termination Article, at the sole discretion of the Company. The reinsurance premium due the Subscribing Reinsurer hereunder shall be prorated based on the period of the Subscribing Reinsurer’s participation hereon, and the Subscribing Reinsurer shall immediately return any excess or unearned reinsurance premium received, as applicable.

C.	Additionally, in the event of any of the circumstances listed in paragraph A of this Article, the Company shall have the option to commute the Subscribing Reinsurer’s liability for losses on Policies covered by this Contract. In the event the Company and the Subscribing Reinsurer cannot agree on the commutation amount, they shall appoint an actuary and/or appraiser to assess such amount and shall share equally any expense of the actuary and/or appraiser. If the Company and the Subscribing Reinsurer cannot agree on an actuary and/or appraiser, the Company and the Subscribing Reinsurer each shall nominate three individuals, of whom the other shall decline two, and the final appointment shall be made by drawing lots. Payment by the Subscribing Reinsurer of the amount of liability ascertained shall constitute a complete and final release of both parties in respect of liability arising from the Subscribing Reinsurer’s participation under this Contract.

D.	The Company’s option to require commutation under paragraph C above shall survive the termination or expiration of this Contract.

ARTICLE 6

TERRITORY

The territorial limits of this Contract shall be identical with those of the Company’s Policies, but shall be limited to Policies emanating from the State of Texas.

ARTICLE 7

EXCLUSIONS

The following risks and kinds of insurance are excluded from coverage under this Contract and no loss or losses thereon shall be recoverable hereunder:

1.	Nuclear Energy risks as set forth in the attached Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance - U.S.A. and Nuclear Incident Exclusion Clause - Liability - Reinsurance - U.S.A.

2.	Pools, Syndicates or Associations as set forth in the attached “Pools, Associations and Syndicates Exclusion Clause.”

3.	Loss or damage occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, martial law or confiscation by order of any government or public authority, but not excluding loss or damage which would be covered under a standard policy form containing a standard war exclusion clause.

4.	Commercial Auto and Umbrella or Excess business.

5.	Vehicles knowingly insured by the Company at the time they are accepted as risks by the Company that are engaged in any of the following activities:

a.	Emergency or public livery use.

b.	Used to transport persons or property for compensation or a fee (but not excluding so-called share-the-expense car pooling).

c.	Used in pre-arranged or organized racing, speed, or demolition contests.

d.	Used to transport explosives, fireworks or flammable substances.

6.	Assumed reinsurance.

7.	Financial Guarantees.

8.	Participation in any insolvency or guarantee fund, except as provided for in the Assessments, Assignments, Fines and Penalties Article.

ARTICLE 8

PREMIUM

A.	The Company shall cede to the Reinsurer its exact proportion of the Gross Net Written Premium Income received by the Company for business subject hereto, less commission allowed thereon.

B.	Notwithstanding the provisions of paragraph A above, in the event the Company’s Gross Net Written Premium Income received exceeds $5,000,000, the percentage of the Company’s liability ceded hereunder shall be reduced to the portion that 50% of $5,000,000 bears to the Company’s total Gross Net Written Premium Income received.

ARTICLE 9

OTHER REINSURANCE

The Company may purchase other treaty reinsurance, recoveries under which shall inure to the sole benefit of the Company. Additionally, the Company may purchase facultative reinsurance on any subject risk it deems advisable, recoveries under which shall inure to the benefit of this Contract.

ARTICLE 10

CEDING COMMISSION

The Reinsurer shall allow the Company a 20% commission on all premiums ceded to the Reinsurer hereunder. The Company shall allow the Reinsurer return commission on return premiums at the same rate.

ARTICLE 11

CONTINGENT COMMISSION

A.	Within 24 months following the expiration or termination of this Contract, and annually thereafter until all losses allocated to this Contract are settled, a contingent commission calculation shall be prepared by the Company in accordance with the following, and a contingent commission, if any, paid to the Company by the Reinsurer.

1.	“Income” means the Reinsurer’s earned premium under this Contract.

2.	“Outgo” means the sum of:

a.	Losses Incurred, plus

b.	The outstanding case reserves of the Reinsurer on losses, Legal Defense Costs, loss adjustment expense, Extra Contractual Obligations and Loss in Excess of Policy Limits on losses allocated to this Contract,

c.	plus any assessments, paid or outstanding, made against the Company and allocable to this Contract, plus

d.	Ceding commission on Income, plus

e.	The Reinsurer’s expense allowance of 10% of Income.

B.	The contingent commission shall be 50% of the amount by which Income exceeds Outgo.

C.	For purposes of calculating the contingent commission, any amount retained by the Company under the Loss Corridor provision shall be deducted from Losses Incurred.

ARTICLE 12

REPORTS AND REMITTANCES

A.	Within 30 days following the end of each month, the Company shall furnish the Reinsurer with a report summarizing the following:

1.	ceded Gross Net Written Premium Income during the month;

2.	ceded Gross Net Written Premium Income collected during the month;

3.	ceding commission on (2) above;

4.	ceded paid losses, Extra Contractual Obligations, Loss in Excess of Policy Limits and assessments for the month (net of any recoveries during the month in accordance with the “cash call” provisions of the Loss Settlements Article);

5.	ceded loss adjustment expense at 8% of ceded Gross Net Earned Premium Income for the month;

6.	ceded paid Legal Defense Costs ascribed to this Contract during the month, not to exceed 2% of Gross Net Earned Premium Income subject to this Contract;

7.	the Reinsurer’s share of subrogation, salvage or other recoveries;

8.	ceded unearned premium as of the end of the month, and;

9.	ceded outstanding loss, Legal Defense Costs, loss adjustment expense, Extra Contractual Obligations, Loss in Excess of Policy Limits and assessment reserves (including incurred but not reported loss reserves) as of the end of the month.

The balance due shall be equal to (2) less (3), and less (4), less (5), less (6), plus (7). Any positive balance shown to be due the Reinsurer shall be remitted by the Company within 60 days after the end of the month of account. Any negative balance shown to be due the Company shall be remitted by the Reinsurer as promptly as possible after receipt of the Company’s report, not to exceed 15 days.

B.	Additionally, the Company shall furnish the Reinsurer with such information as the Reinsurer may require completing its financial statements.

ARTICLE 13

DEFINITIONS

A.	“Legal Defense Costs” shall include the following:

1.	medical examination of claimants, including the reasonable and necessary transportation expenses of the claimants;

2.	reports from attending or examining physicians;

3.	court reporter services and transcripts;

4.	stenographic services and transcripts;

5.	witness attendance fees;

6.	court costs;

7.	translator fees;

8.	printing costs related to trials and appeals;

9.	testimony, opinion, appraisals, reports, surveys, and analysis of professionals and experts;

10.	reports from government agencies and branches;

11.	credit bureau reports;

12.	private investigators;

13.	photographs;

14.	medical cost containment services, including utilization review, pre-admission authorization, hospital bill audit, and medical case management, in each case incurred at the request of the Company;

15.	extraordinary claim investigation and/or travel expense incurred at the request of the Company;

16.	any similar service related to the investigation and defense of a particular claim, or the protection of the subrogation rights of the Company, for which the Company shall have given prior approval;

17.	attorneys’ fees and disbursements for both defendants and plaintiffs;

18.	appeal bonds; and

19.	trial, mediation and hearing attendance fees.

B.	“Occurrence” means each accident, casualty, disaster or loss, or series of accidents, casualties, disasters or losses, arising out of or caused by one event. The Company shall be the sole judge as to what constitutes one event.

C.	“Gross Net Written Premium Income” means gross written premium of the Company for the classes of business reinsured hereunder (excluding Policy and billing fees, if any), less return premiums, and less premiums ceded by the Company for reinsurance that inures to the benefit of this Contract.

D.	“Gross Net Earned Premium Income” means gross earned premium of the Company for the classes of business reinsured hereunder (excluding Policy and billing fees, if any), less the

E.	earned portion of premiums ceded by the Company for reinsurance that inures to the benefit of this Contract.

F.	“Losses Incurred” means ceded losses, Legal Defense Costs, loss adjustment expense, Extra Contractual Obligations and Loss in Excess of Policy Limits paid by the Reinsurer on losses allocated to this Contract, plus any assessments paid that were made against the Company and allocable to this Contract.

G.	“Policy” means any binder, policy, or contract of insurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Company.

ARTICLE 14

RUN-OFF REINSURER

A.	“Run-off Reinsurer” means any Subscribing Reinsurer that:

1.	has been ordered by a state insurance department or other legal authority to cease writing business, or has been placed under regulatory supervision or in rehabilitation; or

2.	has ceased reinsurance underwriting operations; or

3.	has transferred its claims-paying authority to an unaffiliated entity; or

4.	in any other way has assigned its interests or delegated its obligations under this Contract to an unaffiliated entity.

B.	Notwithstanding any other provision of this Contract, in the event that a Subscribing Reinsurer becomes a Run-off Reinsurer at any time, the Company may elect, by giving written notice to the Run-off Reinsurer at any time thereafter, that all or any of the following shall apply to the Run-off Reinsurer’s participation hereunder:

1.	If the Run-off Reinsurer does not pay a claim or raise a query concerning the claim within 30 days of billing, it shall be estopped from denying such claim and must pay immediately.

2.	If payment of any claim has been received from Subscribing Reinsurers constituting at least 70% of the interests and liabilities of all Subscribing Reinsurers that participated on this Contract and are active as of the due date; it being understood that said date shall not be later than 90 days from the date of transmittal by the Intermediary of the initial billing for each such payment, the Run-off Reinsurer shall be estopped from denying such claim and must pay within 10 days following transmittal to the Run-off Reinsurer of written notification of such payments. For purposes of this subparagraph, a Subscribing Reinsurer shall be deemed to be active if it is not a Run-off Reinsurer.

3.	Should the Run-off Reinsurer refuse to pay claims as required by the subparagraphs 1 and/or 2 above, the interest penalty specified in the Late Payments Article shall be increased by 0.5% for each 30 days that a payment is past due, subject to a maximum increase of 7.0%.

4.	The Run-off Reinsurer’s liability for losses for Policies covered by this Contract shall be commuted. In the event the Company and the Run-off Reinsurer cannot agree on the commutation amount, they shall appoint an actuary and/or appraiser to assess such amount and shall share equally any expense of the actuary and/or appraiser. If the Company and the Run-off Reinsurer cannot agree on an actuary and/or appraiser, the Company and the Run-off Reinsurer each shall nominate three individuals, of whom the other shall decline two, and the final appointment shall be made by drawing lots. Payment by the Run-off Reinsurer of the amount of liability ascertained shall constitute a complete and final release of both parties under this Contract.

5.	The Company has the option to require the Run-off Reinsurer to immediately provide funding of liabilities (the “Reinsurer’s Obligations”) as set forth in the Unauthorized Reinsurance Article. This paragraph does not apply to any Run-off Reinsurer to the extent that the Run-off Reinsurer provides funding under the Unauthorized Reinsurance Article or maintains a trust fund, approved by the regulatory authorities having jurisdiction over the Company’s credit for reinsurance, for the payment of claims of the Run-off Reinsurer’s U.S. ceding insurers.

6.	In the event of arbitration between the Company and the Run-off Reinsurer regarding a claim under this Contract, the arbitration panel must award costs of all arbitrators and expenses against the losing party.

C.	The Company’s waiver of any rights provided in this Article is not a waiver of that right or other rights at a later date.

ARTICLE 15

EXTRA CONTRACTUAL OBLIGATIONS/EXCESS OF POLICY LIMITS

A.	This Contract shall cover the Reinsurer’s share of any Extra Contractual Obligations and Loss in Excess of Policy Limits, as provided in the Retention and Limit Article.

B.	“Extra Contractual Obligations” shall be defined as those liabilities not covered under any other provision of this Contract and that arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

C.	“Loss in Excess of Policy Limits” shall be defined as Loss in excess of the Policy limit, having been incurred because of, but not limited to, failure by the Company to settle within the Policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

D.	An Extra Contractual Obligation and/or Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as the loss covered under the Company’s Policy, and shall constitute part of the original loss.

E.	For the purposes of the Loss in Excess of Policy Limits coverage hereunder, the word “Loss” shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original Policy.

F.	Loss adjustment expense and Legal Defense Costs in respect of Extra Contractual Obligations and/or Loss in Excess of Policy Limits shall be covered hereunder in the same manner as other loss adjustment expense and Legal Defense Costs.

G.	However, this Article shall not apply where the loss has been incurred due to final legal adjudication of fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

H.	In no event shall coverage be provided to the extent not permitted under law.

ARTICLE 16

NET RETAINED LIABILITY

A.	This Contract applies only to that portion of any loss that the Company retains net for its own account (prior to deduction of any reinsurance that inures solely to the benefit of the Company).

B.	The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts that may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

ARTICLE 17

ORIGINAL CONDITIONS

All reinsurance under this Contract shall be subject to the same rates, terms, conditions, waivers and interpretations, and to the same modifications and alterations as the respective Policies of the Company. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

ARTICLE 18

NO THIRD PARTY RIGHTS

This Contract is solely between the Company and the Reinsurer, and in no instance shall any insured, claimant or other third party have any rights under this Contract except as may be expressly provided otherwise herein.

ARTICLE 19

LOSS SETTLEMENTS

A.	The Company alone and at its full discretion shall adjust, settle or compromise all claims and losses.

B.	As respects losses subject to this Contract, all loss settlements made by the Company, whether under strict Policy terms or by way of compromise, and any Extra Contractual Obligations and/or Loss in Excess of Policy Limits and assessments shall be binding upon the Reinsurer, and the Reinsurer agrees to pay or allow, as the case may be, its share of each such settlement immediately upon receipt of proof of loss.

C.	If the amount due from the Reinsurer as a result of any one loss, including Legal Defense Costs, equals or exceeds $100,000, the Reinsurer shall, at the option and upon demand of the Company, pay such amount by special remittance immediately upon receipt of a special loss account which shall be prepared by the Company and shall contain all relevant details in connection with the loss.

ARTICLE 20

LATE PAYMENTS

A.	In the event any payment due either party is not received by the Intermediary by the payment due date, the party to whom payment is due may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

1.	The number of full days that have expired since the overdue date or the last monthly calculation, whichever the lesser; times

2.	1/365th of the sum of the six-month United States Treasury Bill rate as quoted in The Wall Street Journal on the first business day of the month for which the calculation is made, plus 1%; times

3.	The amount past due, including accrued interest.

Interest shall accumulate until payment of the original amount due plus interest penalties have been received by the Intermediary.

B.	The due date shall, for purposes of this Article, be determined as follows:

1.	Payments from the Reinsurer to the Company shall be due on the date on which the demand for payment (including delivery of bordereaux or quarterly or monthly reports) is received by the Reinsurer, and shall be overdue 30 days thereafter.

2.	Payments from the Company to the Reinsurer shall be due on the dates specified within this Contract. Payments shall be overdue 30 days thereafter except for the first installment of premium, if applicable, which shall be overdue 60 days from inception or 30 days from final line-signing, whichever the later. Reinstatement premium, if applicable, shall have as a due date the date when the Company receives payment for the claim giving rise to such reinstatement premium, and payment shall be overdue 30 days thereafter. In the event a due date is not specifically stated for a given payment, the overdue date shall be 30 days following the date of billing.

C.	If the information contained in the Company’s demand for payment is insufficient or not in accordance with the conditions of this Contract, then within 30 days (or within three working days, as respects the special remittance provision of paragraph C of the Loss Settlements Article) the Reinsurer shall request from the Company all additional information necessary to validate its claim and the payment due date as defined in paragraph B shall be deemed to be the date upon which the Reinsurer received the requested additional information. This paragraph is only for the purpose of establishing when a payment is overdue, and shall not alter the provisions of the Loss Settlements Article or other pertinent contractual stipulations.

D.	Should the Reinsurer dispute a claim presented by the Company and the timeframes set out in paragraph B be exceeded, interest as stipulated in paragraph A shall be payable for the entire overdue period, but only for the amount of the final settlement with the Reinsurer.

E.	In the event arbitration is necessary to settle a dispute, the panel shall have the authority to make a determination awarding interest to the prevailing party. Interest, if any, awarded by the panel shall supersede the interest amounts outlined herein.

F.	Any interest owed pursuant to this Article may be waived by the party to which it is owed. Waiver of such interest, however, shall not affect the waiving party’s rights to other interest amounts due as a result of this Article.

ARTICLE 21

SALVAGE AND SUBROGATION

A.	Salvages and all recoveries (including amounts due under all reinsurances that inure to the benefit of this Contract, whether recovered or not), shall be first deducted from any loss to arrive at the amount of liability attaching hereunder.

B.	All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.

ARTICLE 22

CURRENCY

A.	Where the word “Dollars” and/or the sign “$” appear in this Contract, they shall mean United States Dollars.

B.	For purposes of this Contract, where the Company receives premiums or pays losses in currencies other than United States Dollars, such premiums or losses shall be converted into United States Dollars at the actual rates of exchange at which these premiums or losses are entered in the Company’s books.

ARTICLE 23

UNAUTHORIZED REINSURANCE

A.	This Article applies only to a Subscribing Reinsurer who does not qualify for full credit with any insurance regulatory authority having jurisdiction over the Company’s reserves.

B.	The Company agrees, in respect of its Policies or bonds falling within the scope of this Contract, that when it files with its insurance regulatory authority, or sets up on its books liabilities as required by law, it will forward to the Reinsurer a statement showing the proportion of such liabilities applicable to the Reinsurer. The “Reinsurer’s Obligations” shall be defined as follows:

1.	unearned premium (if applicable);

2.	known outstanding losses, Extra Contractual Obligations, Loss in Excess of Policy Limits and assessments that have been reported to the Reinsurer, Legal Defense Costs relating thereto and loss adjustment expense;

3.	losses, Legal Defense Costs, loss adjustment expense, Extra Contractual Obligations,

4.	Loss in Excess of Policy Limits and assessments paid by the Company but not recovered from the Reinsurer;

5.	losses incurred but not reported and Legal Defense Costs related thereto;

6.	all other amounts for which the Company cannot take credit on its financial statements unless funding is provided by the Reinsurer.

C.	The Reinsurer’s Obligations shall be funded by funds withheld, cash advances, Trust Agreement or a Letter of Credit (LOC). The Reinsurer shall have the option of determining the method of funding provided it is acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves.

D.	When funding by Trust Agreement, the Reinsurer shall ensure that the Trust Agreement complies with the provisions of the “Trust Agreement Requirements Clause” attached hereto. When funding by an LOC, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional LOC issued by a bank and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves in an amount equal to the Reinsurer’s Obligations. Such LOC shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless 30 days (or such other time period as may be required by insurance regulatory authorities), prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the LOC extended for any additional period.

E.	The Reinsurer and the Company agree that any funding provided by the Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company, for the following purposes, unless otherwise provided for in a separate Trust Agreement:

1.	to reimburse the Company for the Reinsurer’s Obligations, the payment of which is due under the terms of this Contract and that has not been otherwise paid;

2.	to make refund of any sum that is in excess of the actual amount required to pay the Reinsurer’s Obligations under this Contract (or in excess of 102% of the Reinsurer’s Obligations, if funding is provided by a Trust Agreement);

3.	to fund an account with the Company for the Reinsurer’s Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company’s other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer. Any taxes payable on accrued interest shall be paid out of the assets in the account that are in excess of the Reinsurer’s Obligations (or in excess of 102% of the Reinsurer’s Obligations, if funding is provided by a Trust Agreement). If the assets are inadequate to pay taxes, any taxes due shall be paid by the Reinsurer;

4.	to pay the Reinsurer’s share of any other amounts the Company claims are due under this Contract.

F.	If the amount drawn by the Company is in excess of the actual amount required for E(1) or E(3), or in the case of E(4), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

G.	The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

H.	At annual intervals, or more frequently at the discretion of the Company, but never more frequently than quarterly, the Company shall prepare a specific statement of the Reinsurer’s Obligations for the sole purpose of amending the LOC or other method of funding, in the following manner:

1.	If the statement shows that the Reinsurer’s Obligations exceed the balance of the LOC as of the statement date, the Reinsurer shall, within 30 days after receipt of the statement, secure delivery to the Company of an amendment to the LOC increasing the amount of credit by the amount of such difference. Should another method of funding be used, the Reinsurer shall, within the time period outlined above, increase such funding by the amount of such difference.

2.	If, however, the statement shows that the Reinsurer’s Obligations are less than the balance of the LOC (or that 102% of the Reinsurer’s Obligations are less than the trust account balance if funding is provided by a Trust Agreement), as of the statement date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the LOC reducing the amount of credit available by the amount of such excess credit. Should another method of funding be used, the Company shall, within the time period outlined above, decrease such funding by the amount of such excess.

ARTICLE 24

ASSESSMENTS, ASSIGNMENTS, FINES AND PENALTIES

A.	The provisions of this Contract shall apply to risks assigned to the Company under any Assigned Risk Plan or similar plan if, in the opinion of the Company, such risks were assigned to the Company because of the business written and reinsured hereunder.

B.	The provisions of the quota share participation will apply to the proportion of any assessments made against the Company pursuant to those laws and regulations creating obligatory funds (excluding insurance guaranty and insolvency funds to the extent such costs are transferable to the policyholders), pools, joint underwriting associations, FAIR plans, and similar plans; said proportion to be the proportion of the Company’s total premiums causing the assessment which were or are subject to this Contract. All offsets from such assessments, if any, will pass through to the Reinsurer.

C.	At the termination of this Contract, the provisions of the quota share participation shall continue to apply until the Company may legally terminate its liability for assessments that are a result of the business reinsured hereunder.

ARTICLE 25

TAXES

A.	In consideration of the terms under which this Contract is issued, the Company undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns, other than Income or Profits Tax returns, to any state or territory of the United States of America or to the District of Columbia.

1.	Each Subscribing Reinsurer has agreed to allow, for the purpose of paying the Federal Excise Tax, the applicable percentage of the premium payable hereon (as imposed under the Internal Revenue Code) to the extent such premium is subject to Federal Excise Tax.

2.	In the event of any return of premium becoming due hereunder, the Subscribing Reinsurer shall deduct the applicable percentage of the premium from the amount of the return, and the Company or its agent should take steps to recover the Tax from the U.S. Government.

ARTICLE 26

ACCESS TO RECORDS

The Reinsurer or its duly authorized representatives shall have the right to visit the offices of the Company to inspect, examine, audit, and verify any of the Policy, accounting or claim files (“Records”) relating to business reinsured under this Contract during regular business hours after giving five working days’ prior notice. This right shall be exercisable during the term of this Contract or after the expiration of this Contract. Notwithstanding the above, the Reinsurer shall not have any right of access to the Records of the Company if it is not current in all undisputed payments due the Company.

ARTICLE 27

CONFIDENTIALITY

A.	The Reinsurer hereby acknowledges that the documents, information and data provided to it by the Company, whether directly or through an authorized agent, in connection with the placement and execution of this Contract (“Confidential Information”) are confidential to the Company. Confidential Information shall not include documents, information or data that the Reinsurer can show:

1.	are publicly known or have become publicly known through no unauthorized act of the Reinsurer;

2.	have been rightfully received from a third person without obligation of confidentiality; or

3.	were known by the Reinsurer prior to the placement of this Contract without an obligation of confidentiality.

B.	Absent the written consent of the Company, the Reinsurer shall not disclose any Confidential Information to any third parties, including any affiliated companies, except:

1.	when required by retrocessionaires subject to the business ceded to this Contract;

2.	when required by regulators performing an audit of the Reinsurer’s records and/or financial condition; or

3.	when required by external auditors performing an audit of the Reinsurer’s records in the normal course of business.

Further, the Reinsurer agrees not to use any Confidential Information for any purpose not related to the performance of its obligations or enforcement of its rights under this Contract.

C.	Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process or any regulatory authority to release or disclose any or all of the Confidential Information, the Reinsurer agrees to provide the Company with written notice of same at least 10 days prior to such release or disclosure and to use its best efforts to assist the Company in maintaining the confidentiality provided for in this Article.

D.	The provisions of this Article shall extend to the officers, directors, shareholders and employees of the Reinsurer and its affiliates, and shall be binding upon their successors and assigns.

ARTICLE 28

INDEMNIFICATION AND ERRORS AND OMISSIONS

A.	The Reinsurer is reinsuring, subject to the terms and conditions of this Contract, the obligations of the Company under any Policy. The Company shall be the sole judge as to:

1.	what shall constitute a claim or loss covered under any Policy;

2.	the Company’s liability thereunder;

3.	the amount or amounts that it shall be proper for the Company to pay thereunder.

B.	The Reinsurer shall be bound by the judgment of the Company as to the obligation(s) and liability(ies) of the Company under any Policy.

C.	Any inadvertent error, omission or delay in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified immediately upon discovery.

ARTICLE 29

INSOLVENCY

A.	If more than one reinsured company is referenced within the definition of “Company” in the Preamble to this Contract, this Article will apply severally to each such company. Further, this Article and the laws of the domiciliary state will apply in the event of the insolvency of any company covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company covered hereunder, that domiciliary state’s laws will prevail.

B.	In the event of the insolvency of the Company, this reinsurance (or the portion of any risk or obligation assumed by the Reinsurer, if required by applicable law) shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor, either: (1) on the basis of the liability of the Company, or (2) on the basis of claims filed and allowed in the liquidation proceeding, whichever may be required by applicable statute, without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the Policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

C.	Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this reinsurance Contract as though such expense had been incurred by the Company.

D.	As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Contract, the reinsurance shall be payable as set forth above by the Reinsurer to the Company or to its liquidator, receiver, conservator or statutory successor, (except as provided by Section 4118(a)(1)(A) of the New York Insurance Law, provided the conditions of 1114(c) of such law have been met, if New York law applies) or except (1) where the Contract specifically provides another payee in the event of the insolvency of the Company, or (2) where the Reinsurer, with the consent of the direct insured or insureds, has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees. Then, and in that event only, the Company, with the prior approval of the certificate of assumption on New York risks by the Superintendent of Insurance of the State of New York, or with the prior approval of such other regulatory authority as may be applicable, is entirely released from its obligation and the Reinsurer shall pay any loss directly to payees under such Policy.

ARTICLE 30

ARBITRATION

A.	Any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent certified or registered mail, return receipt requested.

B.	One arbitrator shall be chosen by each party and the two arbitrators shall then choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days’ prior notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

C.	If the two arbitrators do not agree on a third arbitrator within 60 days of their appointment, the third arbitrator shall be chosen in accordance with the procedures for selecting the third arbitrator in force on the date the arbitration is demanded, established by the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS). The arbitrators shall be persons knowledgeable about insurance and reinsurance who have no personal or financial interest in the result of the arbitration. If a member of the panel dies, becomes disabled or is otherwise unwilling or unable to serve, a substitute shall be selected in the same manner as the departing member was chosen and the arbitration shall continue.

D.	Within 30 days after all arbitrators have been appointed, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules of hearings.

E.	The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. The arbitration shall take place in Irving, Texas, or at such other place as the parties shall agree. The decision of any two arbitrators shall be in writing and shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

F.	The panel shall interpret this Contract as an honorable engagement rather than as merely a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible after the hearings. Notwithstanding anything to the contrary in this Contract, the arbitrators may at their discretion, consider underwriting and placement information provided by the Company to the Reinsurer, as well as any correspondence exchanged by the parties that is related to this Contract. Judgment upon an award may be entered in any court having jurisdiction thereof.

G.	Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys’ fees, to the extent permitted by law.

ARTICLE 31

SERVICE OF SUIT

A.	This Article applies only to those Subscribing Reinsurers not domiciled in the United States of America, and/or not authorized in any state, territory and/or district of the United States of America where authorization is required by insurance regulatory authorities.

B.	This Article shall not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Contract.

C.	In the event of the failure of the Reinsurer to perform its obligations hereunder, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The Reinsurer, once the appropriate court is selected, whether such court is the one originally chosen by the Company and accepted by the Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, shall comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against the Reinsurer upon this Contract, shall abide by the final decision of such court or of any appellate court in the event of an appeal.

D.	Service of process in such suit may be made upon Messrs. Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829, or another party specifically designated in the applicable Interests and Liabilities Agreement attached hereto. The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit.

E.	Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

ARTICLE 32

AGENCY

For purposes of sending and receiving notices and payments required by this Contract, Homeowners of America Insurance Company shall be deemed the agent of all other reinsured Companies. In no event, however, shall any reinsured Company be deemed the agent of another with respect to the terms of the Insolvency Article.

ARTICLE 33

GOVERNING LAW

This Contract shall be governed as to performance, administration and interpretation by the laws of the State of Texas, exclusive of conflict of law rules. However, with respect to credit for reinsurance, the rules of all applicable states shall apply.

ARTICLE 34

ENTIRE AGREEMENT

This Contract sets forth all of the duties and obligations between the Company and the Reinsurer and supersedes any and all prior or contemporaneous written agreements with respect to matters referred to in this Contract. This Contract may not be modified or changed except by an amendment to this Contract in writing signed by both parties.

ARTICLE 35

INTERMEDIARY

Guy Carpenter & Company, LLC, is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including notices, statements, premiums, return premiums, commissions, taxes, losses, loss adjustment expense, salvages, and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Guy Carpenter & Company, LLC, 3600 Minnesota Drive, Suite 400, Edina, Minnesota 55435. Payments by the Company to the Intermediary shall be deemed payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed payment to the Company only to the extent that such payments are actually received by the Company.

ARTICLE 36

MODE OF EXECUTION

A.	This Contract may be executed by:

1.	an original written ink signature of paper documents;

2.	an exchange of facsimile copies showing the original written ink signature of paper documents;

3.	electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person’s handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated.

B.	The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

IN WITNESS WHEREOF, the Company has caused this Contract to be executed by its duly authorized representative(s) this _____ day of __________, in the year of _________.

HOMEOWNERS OF AMERICA INSURANCE COMPANY

including any and/or all companies that are or may hereafter become affiliated therewith

PRIVATE PASSENGER AUTOMOBILE

QUOTA SHARE REINSURANCE CONTRACT

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE -

REINSURANCE - U.S.A.

1.	This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2.	Without in any way restricting the operation of paragraph (1) of this clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

I.	Nuclear reactor power plants including all auxiliary property on the site, or

II.	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or

III.	Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material”, and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or

IV.	Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3.	Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

(a)	where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b)	where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4.	Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5.	It is understood and agreed that this clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6.	The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.	Reassured to be sole judge of what constitutes:

(a)	substantial quantities, and

(b)	the extent of installation, plant or site.

Note: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

(a)	all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

(b)	with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

12/12/57

NMA 1119

NOTES:	Wherever used herein the terms:

“Reassured”	shall be understood to mean “Company”, “Reinsured”, “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

“Agreement”	shall be understood to mean “Agreement”, “Contract”, “Policy” or whatever other term is used to designate the attached reinsurance document.

“Reinsurers”	shall be understood to mean “Reinsurers”, “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE - U.S.A.

(1)	This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2)	Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

Limited Exclusion Provision.*

I.	It is agreed that the policy does not apply under any liability coverage, to injury, sickness, disease, death or destruction

bodily injury or property damage

with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

II.	Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

III.	The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

(a)	become effective on or after 1st May, 1960, or

(b)	become effective before that date and contain the Limited Exclusion Provision set out above;

provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(3)	Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

Broad Exclusion Provision.*

It is agreed that the policy does not apply:

I.	Under any Liability Coverage, to

injury, sickness, disease, death or destruction

bodily injury or property damage

(a)	with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

(b)	resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

II.	Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to immediate medical or surgical relief

first aid,

to expenses incurred with respect to

bodily injury, sickness, disease or death

bodily injury

resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

III.	Under any Liability Coverage, to

injury, sickness, disease, death or destruction

bodily injury or property damage

resulting from the hazardous properties of nuclear material, if

(a)	the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

(b)	the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

(c)	the

injury, sickness, disease, death or destruction

bodily injury or property damage

arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories or possessions or Canada, this exclusion (c) applies only to injury to or destruction of property at such nuclear facility.

property damage to such nuclear facility and any property thereat.

IV.	As used in this endorsement:

“hazardous properties” include radioactive, toxic or explosive properties; “nuclear material” means source material, special nuclear material or byproduct material; “source material”, “special nuclear material”, and “byproduct material” have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; “spent fuel” means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; “waste” means any waste material (1) containing byproduct material other than the tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content and (2) resulting from the operation by any person or organization of any nuclear facility included under the first two paragraphs of the definition of nuclear facility; “nuclear facility” means

(a)	any nuclear reactor,

(b)	any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

(c)	any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

(d)	any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste,

and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; “nuclear reactor” means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

With respect to injury to or destruction of property, the word “injury” or “destruction” includes all forms of radioactive contamination of property. “property damage” includes all forms of radioactive contamination of property.

V.	The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

(i)	Garage and Automobile Policies issued by the Reassured on New York risks, or

(ii)	statutory liability insurance required under Chapter 90, General Laws of Massachusetts,

until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(4)	Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters’ Association or the Independent Insurance Conference of Canada.

*NOTE. The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

NOTES:	Wherever used herein the terms:

“Reassured”	shall be understood to mean “Company”, “Reinsured”, “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

“Agreement”	shall be understood to mean “Agreement”, “Contract”, “Policy” or whatever other term is used to designate the attached reinsurance document.

“Reinsurers”	shall be understood to mean “Reinsurers”, “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

21/9/67

NMA 1590 (amended)

POOLS, ASSOCIATIONS AND SYNDICATES EXCLUSION CLAUSE

Section A:

This Contract excludes:

(a)	All business derived directly or indirectly from any Pool, Association or Syndicate which maintains its own reinsurance facilities.

(b)	Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968 for the purpose of insuring property, whether on a country-wide basis or in respect of designated areas. This exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.

Section B:

1.	This Agreement excludes business written by the Company for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in, any Pool, Association or Syndicate, whether by way of insurance or reinsurance, formed for the purpose of writing any of the following:

Oil, Gas or Petro-Chemical Plants

Oil or Gas Drilling Rigs and/or

Aviation Risks

2.	The exclusion under paragraph 1 of this Section B does not apply:

a.	Where the Total Insured Value over all interests of the risk in question is less than $250,000,000.

b.	To interests traditionally underwritten as Inland Marine and/or Stock and/or Contents written on a Blanket basis.

c.	To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association or Syndicate named above, other than as provided for under subparagraph (a).

Section C:

1.	Nevertheless the Reinsurer specifically agrees that liability accruing to the Company from its participation in Residual Market Mechanisms, including but not limited to the following, for all perils otherwise protected hereunder shall not be excluded herefrom:

a.	So-called “Beach and Windstorm Plans” and so-called “Coastal Pools”;

b.	All “FAIR Plan” and “Rural Risk Plan” business;

c.	Citizens Property Insurance Corporation (Florida), Louisiana Citizens Property Insurance Corporation or any similar state-run insurance corporation;

d.	California Earthquake Authority (“CEA”) or any similar entity.

2.	However, this reinsurance does not include any increase in such liability resulting from:

a.	The inability of any other participant in such Residual Market Mechanisms to meet its liability;

b.	Any claim against a Residual Market Mechanism or any participant therein, including the Company, whether by way of subrogation or otherwise, brought by or on behalf of any insolvency fund;

c.	Any assessment or surcharge levied on the policyholder and therefore not a liability of the Company;

d.	The Company’s initial capital contribution to the CEA;

e.	Any assessments, other than interim and regular assessments, from a Residual Market Mechanism included in subparagraph 1(c) above.

3.	The Company may include in subject loss for any Loss Occurrence covered hereunder only the liability attributable to that Occurrence. If the relevant entity does not specify what portion of an assessment is attributable to each Loss Occurrence, the Company may include in subject loss in respect of each Occurrence a percentage of the Company’s assessments from the relevant entity related to the calendar year in which the Occurrence commenced, regardless of when assessed, such percentage to be determined by dividing the relevant entity’s losses arising from the Occurrence by its total losses for the calendar year. As respects liability accruing to the Company from its participation in the Texas Wind Insurance Association (“TWIA”), as soon as the Company’s liability for any assessment is determined (such assessment derived solely from Occurrence(s) covered hereunder), the full assessment may be deemed loss paid or payable by the Company and included in subject loss hereunder, allocated to each Occurrence in accordance with the provisions of this paragraph, regardless of the date payments are actually due to TWIA.

4.	The Company will deduct from subject loss amounts received as recoupment of any assessment that has been included in the subject loss, provided the recoupment is directly allocable to the assessment (“itemized recoupment”). The Company shall use commercially reasonable efforts to recoup such assessment. Any amount received as an itemized recoupment of any assessment (whether under this Contract or any predecessor contract), and therefore deductible from subject loss, shall not be included in the subject premium of this Contract. Such itemized recoupment shall include, but not be limited to, credits allowed to the Company against its premium taxes.

However, if a state levies assessments but does not allow itemized recoupment from policyholders, instead allowing the Company to file an overall increased rate, any such premium increased thereby shall not be deemed to be a recoupment that is deductible from subject loss. Any recoupment received as part of a general premium rate increase, not specifically itemized, shall be included as part of the subject premium of this Contract or a successor contract, as applicable.

NOTES:	Wherever used herein the terms:

“Company”	shall be understood to mean “Company”, “Reinsured”, “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

“Agreement”	shall be understood to mean “Agreement”, “Contract”, “Policy” or whatever other term is used to designate the attached reinsurance document.

“Reinsurers”	shall be understood to mean “Reinsurers”, “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

TRUST AGREEMENT REQUIREMENTS CLAUSE

A.	Except as provided in paragraph B of this Clause, if the Reinsurer satisfies its funding obligations under the Unauthorized Reinsurance Article by providing a Trust Agreement, the Reinsurer shall ensure that the Trust Agreement:

1.	Requires the Reinsurer to establish a trust account for the benefit of the Company, and specifies what the Trust Agreement is to cover;

2.	Stipulates that assets deposited in the trust account shall be valued according to their current fair market value and shall consist only of cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender), and investments of the types permitted by the regulatory authorities having jurisdiction over the Company’s reserves, or any combination of the three, provided that the investments are issued by an institution that is not the parent, subsidiary or affiliate of either the Reinsurer or the Company;

3.	Requires the Reinsurer, prior to depositing assets with the trustee, to execute assignments or endorsements in blank, or to transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the Company, or the trustee upon the direction of the Company, may whenever necessary negotiate these assets without consent or signature from the Reinsurer or any other entity;

4.	Requires that all settlements of account between the Company and the Reinsurer be made in cash or its equivalent; and

5.	Provides that assets in the trust account shall be withdrawn only as permitted in this Contract, without diminution because of the insolvency of the Company or the Reinsurer.

B.	If a ceding insurer is domiciled in California and the Reinsurer satisfies its funding obligations under the Unauthorized Reinsurance Article by providing a Trust Agreement, the Reinsurer shall ensure that the Trust Agreement:

1.	Provides that assets deposited in the trust account shall be valued according to their current fair market value and shall consist only of cash in United States dollars, certificates of deposit issued by a United States financial institution as defined in California Insurance Code Section 922.7(a) and payable in United States dollars, and investments permitted by the California Insurance Code, or any combination of the above.

2.	Provides that investments in or issued by an entity controlling, controlled by or under common control with either the grantor or the beneficiary of the trust shall not exceed 5% of total investments.

3.	Requires the Reinsurer, prior to depositing assets with the trustee, to execute assignments or endorsements in blank, or to transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the ceding insurer, or the trustee upon the direction of the ceding insurer, may, whenever necessary, negotiate these assets without consent or signature from the Reinsurer or any other entity.

4.	Provides that assets in the trust account shall be withdrawn only as permitted in this Contract, without diminution because of the insolvency of the ceding insurer or the Reinsurer.

C.	If there are multiple ceding insurers that collectively comprise the Company, “regulatory authorities” as referenced in subparagraph A(2) above, shall mean the individual ceding insurer’s domestic regulator. If such ceding insurer is subject to the commercial domicile laws or regulations of another state, such laws or regulations shall apply to the extent not in conflict with those of such ceding insurer’s domicile.

- 41 -